Exhibit 10.17

BASE SALARIES OF EXECUTIVE OFFICERS OF THE COMPANY

As of March 14, 2008, the following are the base salaries (on an annual basis) of the executive officers of BJ’s Wholesale Club, Inc.:

Name and Title	Base Salary
Herbert J Zarkin Chief Executive Officer and Chairman of the Board	$975,000

Laura J. Sen President and Chief Operating Officer	$675,000

Frank D. Forward Executive Vice President, Chief Financial Officer	$450,000

Thomas F. Gallagher Executive Vice President, Club Operations	$425,000

Lon F. Povich Executive Vice President, General Counsel and Secretary	$375,000